Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Perma-Fix Environmental Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, Par value $0.001	Rule 457(c) and Rule 457(o)	2,500,000	(1)	$10.8375	(1)	$27,093,750	0.00011020	$2,985.73	(2)

Total Offering Amounts							$27,093,750		$2,985.73	(2)
Total Fee Offsets									-
Net Fees Due									$2,985.73	(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on May 15, 2023, as reported on the Nasdaq Capital Market.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.